EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-226744 and 333-200677 on Form S-8 of our report dated March 14, 2017, relating to the 2016 financial statements (before retrospective adjustments to the financial statements) (not presented herein) and financial statement schedule of School Specialty, Inc. and subsidiaries (the “Company”), appearing in this Annual Report on Form 10-K of School Specialty, Inc. for the year ended December 29, 2018.

/s/ Deloitte & Touche LLP

Milwaukee, Wisconsin
March 14, 2019

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